UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

 FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 25, 2020

USA TRUCK INC.

(Exact name of registrant as specified in charter)

Delaware	1-35740	71-0556971
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer Identification No.)
of incorporation)

3200 Industrial Park Road
Van Buren, Arkansas	72956
(Address of principal executive offices)	(Zip Code)

479-471-2500

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Securities registered or to be registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol(s):	Name of each exchange on which registered:
Common Stock, $0.01 Par Value	USAK	The NASDAQ Stock Market LLC (NASDAQ Global Select Market)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ◻

Item 5.02Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On March 25, 2020, the Executive Compensation Committee (the “Committee”) of the Board of Directors of USA Truck Inc. (the “Company”) took certain actions with respect to executive compensation aimed at motivating and encouraging retention of our leadership team while protecting the interests of our shareholders given the economic uncertainties in the current market.

The Committee approved a management cash bonus plan (the “2020 Management Cash Bonus Plan”) that rewards participants, including James D. Reed, the Company’s President and Chief Executive Officer, Jason R. Bates, the Company’s Executive Vice President and Chief Financial Officer, Timothy W. Guin, the Company’s Executive Vice President and Chief Commercial Officer, and George T. Henry, the Company’s Senior Vice President – USAT Logistics, with cash bonuses based upon the attainment of certain performance objectives for the year ending December 31, 2020.  Under the 2020 Management Cash Bonus Plan, participants  may receive a cash payout expressed as a percent of their  base salary depending upon the Company’s achievement of six equally weighted operating metrics, as determined by the Committee (collectively, the “2020 Company Goals”).

Participant Name	Target Opportunity (% of base salary)	Maximum Opportunity (% of base salary)
James D. Reed	80%	140%
Jason R. Bates	60%	105%
Timothy W. Guin	60%	105%
George T. Henry*	50%	87.5%
* -- Based on the attainment of the 2020 Company and USAT Logistics Goals

The Committee also approved an equity incentive grant for 2020 (the “2020 EIP”), under which participants, including Messrs. Reed, Bates, Guin and Henry, are eligible to receive certain equity awards in the form of restricted stock subject to time-based vesting ratably over four years.  In light of the current domestic and global economic uncertainty created by the COVID-19 virus, and the impact it has had on the Company’s stock price, the Committee elected to temporarily suspend the typical design parameters used in making grants under the equity incentive plan that otherwise would have consumed a disproportionate amount of shares.  Instead, with the primary 2020 objective of encouraging and rewarding retention and stability, a total pool of 240,000 shares was allocated among participants as their long-term incentive under the 2020 EIP.  This approach preserves shares under the Company’s shareholder approved plan for making grants in future years, retains a strong management team, and minimizes shareholder dilution in a time of uncertainty.  The Committee approved grants from this pool to Messrs. Reed, Bates, Guin, and Henry in the amount of 59,525 shares, 30,220 shares, 28,389 shares, and 16,484 shares, respectively.

Opportunities under the 2020 Management Cash Bonus Plan and awards under the 2020 EIP are subject to continued employment and vesting, forfeiture and termination provisions.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

USA Truck, Inc.
(Registrant)

Date:	March 31, 2020	/s/ Jason R. Bates
Jason R. Bates
Executive Vice President and Chief Financial Officer